Exhibit 99.1

CARDTRONICS ANNOUNCES THIRD QUARTER 2017 RESULTS

HOUSTON, November 2, 2017 — (GLOBE NEWSWIRE) — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended September 30, 2017.

Key financial statistics in the third quarter of 2017 as compared to the third quarter of 2016 include:

•                  Total revenues of $402.0 million, up 22% from $328.3 million and driven by the DCPayments and Spark acquisitions completed during January 2017.

•                  ATM operating revenues of $390.1 million, up 24% from $314.8 million.

•                  GAAP Net Loss of $(175.6) million, or $(3.84) per diluted share, compared to GAAP Net Income of $27.5 million, or $0.60 per diluted share. During the third quarter of 2017, the Company recognized asset impairments in its Australia & New Zealand segment totaling in the aggregate $216.0 million ($193.5 million net of tax).

•                  Adjusted EBITDA of $99.9 million, up 15% from $86.6 million in the prior year.

•                  Adjusted Net Income per diluted share of $0.96 down from $0.98, impacted by the additional interest and depreciation expense from the acquisitions completed during January 2017.

“The third quarter was a dynamic quarter where we performed well operationally under the challenges of several hurricanes and earthquakes. This quarter also marks my last earnings call as I retire at year’s end. I believe I leave behind two great assets. The first is the unique, increasingly global “neighborhood ATM” platform delivering a critical service in payments — convenient access to cash. It is a unique infrastructure platform designed for growth. The second great asset is the team now in place to lead Cardtronics to the next stage of growth. I am truly privileged to have led Cardtronics for nearly eight years. Under the leadership of my successor, Ed West, I am confident that the great potential of the Cardtronics platform will be realized for our shareholders,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

•                  Secured ATM operating contracts representing approximately 1,800 locations.

•                  Expanded our Allpoint Network to include 1,500 additional ATMs in Speedway convenience stores.

•                  The U.K. Competition and Markets Authority approved the Company to maintain its ownership of the U.K. operations of DCPayments.

Changes in currency exchange rates had an insignificant impact relative to our results in the third quarter of 2016. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain other non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under accounting principles generally accepted in the U.S. (“GAAP”), see the supplemental schedules of selected financial information in this earnings release.

THIRD QUARTER RESULTS

Consolidated revenues totaled $402.0 million for the third quarter of 2017, representing a 22% increase from $328.3 million from the same period of 2016, driven by the DirectCash Payments Inc. (“DCPayments”) and Spark ATM Systems Pty Ltd. (“Spark”) acquisitions completed during January 2017. ATM operating revenues for the third quarter of 2017 were up 24% from the same period of 2016.

Driven primarily by the acquisitions completed during January 2017, ATM operating revenues in North America increased 12% and ATM operating revenues in Europe & Africa increased 14% from the same period of 2016. ATM operating revenues in our Australia & New Zealand segment totaled $35.4 million during the third quarter of 2017. The Company acquired the Australia & New Zealand segment via the DCPayments acquisition, completed in January 2017, and as a result, there were no comparable revenues in the third quarter of 2016.

GAAP Net Loss for the third quarter of 2017 totaled $175.6 million compared to GAAP Net Income of $27.5 million in the same period of 2016. The GAAP Net Loss was the result of asset impairments in the Australia & New Zealand segment of $216.0 million ($193.5 million net of tax). See Asset Impairments in the Australia & New Zealand Segment in this earnings release for further discussion. Additionally, the Company incurred incremental interest, depreciation, and intangible asset amortization expenses associated with the acquisitions completed during January 2017, as well as incremental professional services and other costs associated with the Company’s integration of the acquisitions. The Company’s GAAP tax rate was 2.3% for the third quarter of 2017 compared to 23.4% in the same period of 2016.

Adjusted EBITDA for the third quarter of 2017 totaled $99.9 million compared to $86.6 million of Adjusted EBITDA in the same period of 2016. The increase in Adjusted EBITDA was primarily driven by the acquisitions completed during January 2017. Adjusted Net Income totaled $44.2 million ($0.96 per diluted share) for the third quarter of 2017, compared to $44.7 million ($0.98 per diluted share) in the same period of 2016.

NINE MONTH RESULTS

Consolidated revenues totaled $1.14 billion for the nine months ended September 30, 2017, representing a 20% increase from $955.5 million from the same period of 2016. This increase was driven by the acquisitions completed during January 2017. ATM operating revenues for the nine months ended September 30, 2017 were also up 20% from the same period of 2016. Adjusting for movements in currency exchange rates, ATM operating revenues were up 23% from the same period of 2016.

Driven by the acquisitions completed during January 2017, ATM operating revenues in North America increased 11% and ATM operating revenues in Europe & Africa increased 6% (14% on a constant-currency basis) compared to the same period of 2016. ATM operating revenues in Australia & New Zealand totaled $99.8 million during the nine months ended September 30, 2017.

GAAP Net Loss for the nine months ended September 30, 2017 totaled $161.3 million compared to GAAP Net Income of $63.0 million in the same period of 2016. The GAAP Net Loss is attributable to asset impairments in the Australia & New Zealand segment of $216.0 million recognized during the three months ended September 30, 2017. See Asset Impairments in the Australia & New Zealand Segment in this earnings release for further discussion. The Company also incurred $15.3 million of professional services and other costs associated with the completion and integration of the acquisitions completed during January 2017 and additionally recorded $8.2 million in restructuring costs. The Company’s intangible asset amortization expense was up $17.3 million compared to the same period of 2016 due to the Company’s recently completed acquisitions.

Adjusted EBITDA for the nine months ended September 30, 2017 totaled $258.8 million ($265.1 million on a constant-currency basis) compared to $241.4 million of Adjusted EBITDA in the same period of 2016. The increase in Adjusted EBITDA was primarily driven by the acquisitions completed during January 2017, partially offset by slightly lower revenue in the U.S., coupled with changes in currency exchange rates and higher operating costs, primarily associated with the Company’s U.S. ATM fleet upgrade to comply with the EMV security standard. Adjusted Net Income totaled $104.8 million ($2.27 per diluted share or $2.33 on a constant-currency basis) for the nine months ended September 30, 2017, compared to $112.8 million ($2.47 per diluted share) from the same period of 2016. The decrease in Adjusted Net Income is attributable to higher depreciation and interest expense as a result of the completion of the DCPayments and Spark acquisitions.

ASSET IMPAIRMENTS IN THE AUSTRALIA & NEW ZEALAND SEGMENT

During the third quarter of 2017, the four largest banks in Australia announced that they would remove direct charges on domestic transactions at their ATMs. As a result of this unexpected market shift, the Company analyzed the anticipated impact to its Australian business which resulted in impairment charges of $140.0 million and $54.5 million to reduce the carrying values of its goodwill and intangible assets, respectively, associated with the Australia & New Zealand segment. Additionally, the Company recognized $21.5 million within the Loss (gain) on disposal and impairment of assets line item to recognize the impairment of certain ATM related assets. The Company acquired the business in Australia with its acquisition of DCPayments on January 6, 2017.

BORROWINGS AND LIQUIDITY

As of September 30, 2017, the Company had outstanding borrowings of approximately $158 million and had approximately $242 million in available borrowing capacity under its $400 million revolving credit facility due in 2021. Additionally, the Company had $61 million in cash as of September 30, 2017. The Company’s other outstanding indebtedness as of September 30, 2017 included $288 million in Convertible Senior Notes due 2020, $250 million in Senior Notes due 2022, and $300 million in Senior Notes due 2025. The Convertible Senior Notes due 2020, Senior Notes due 2022, and Senior Notes due 2025 had carrying balances of $249 million, $248 million, and $295 million, respectively, and are reflected as long-term debt on the balance sheet, net of unamortized discount and capitalized debt issuance costs.

On October 3, 2017, the Company entered into an amendment to its revolving credit facility. Pursuant to the amendment, the Company expanded the currencies in which the total commitments can be borrowed.

2017 GUIDANCE

Below is the Company’s financial guidance for the full year 2017:

•                  Revenues of $1.47 billion to $1.5 billion;

•                  GAAP Net Loss of $(156) million to $(150) million;

•                  Adjusted EBITDA of $330 million to $340 million;

•                  Depreciation and accretion expense of approximately $115.5 million;

•                  Cash interest expense of $34 million to $35 million;

•                  Adjusted Net Income of $131 million to $139 million;

•                  Adjusted Net Income per diluted share of $2.83 to $3.00, based on approximately 46.25 million weighted average diluted shares outstanding; and

•                  Capital expenditures of $130 million to $140 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This guidance is based on average foreign currency exchange rates for the year of £1.00 U.K. to $1.29 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.80 U.S., €1.00 Euros to $1.15 U.S., $1.00 Australian dollar to $0.77 U.S., and R14.29 South African Rand to $1.00 U.S. Additionally, this guidance is based on an estimated non-GAAP tax rate of approximately 27.2% for 2017.

Included in the guidance above is the assumption that the deinstallations of the ATMs at 7-Eleven locations in the U.S., which began during the three months ended September 30, 2017, will be substantially complete by the end of the year, with a small number of units expected to continue to operate into the first quarter of 2018. 7-Eleven in the U.S. is expected to account for approximately 12% of the Company’s consolidated revenues for the year ending 2017, based on the midpoint of revenue guidance. The Company estimates that the incremental gross margin for these ATMs during 2017 will be approximately 40%. The ATM deinstallation schedule continues to remain subject to change as of the date of this earnings release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, November 2, 2017, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2017. To access the call, please call the conference call operator at:

Dial in:	(877) 806-7890
Alternate dial-in:	(973) 935-8713

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Third Quarter 2017 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, November 16, 2017, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 95425707 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through November 30, 2017.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 238,000 ATMs in North America, Europe, Asia-Pacific, and Africa. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CONTACT INFORMATION

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director — Public Relations	EVP — Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s 2016 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain GAAP as well as non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). Prior to June 30, 2016, Adjusted Net Income was calculated using an estimated long-term, cross-jurisdictional effective cash tax rate of 32%. Subsequent to the redomicile of the Company’s parent company to the U.K., the Company revised the process for determining its non-GAAP tax rate and now utilizes a non-GAAP tax rate derived from the GAAP tax rate adjusted for the net tax effects of the Adjustments, based on the nature and geography of the Adjustments. For the three and nine months ended September 30, 2017, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 26.8% and 27.4%, respectively. For the three months ended September 30, 2016, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.2%. For the nine months ended September 30, 2016, the Company used 24.2% for the quarter ended September 30, 2016, and for the six months ended June 30, 2016, the Company used its previously estimated long-term cross-jurisdictional tax rate of 32%. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-

currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2017 and 2016

(In thousands, excluding share, per share amounts, and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(Unaudited)
Revenues:
ATM operating revenues	$390,143	23.9%	$314,788	$1,105,191	20.4%	$918,207
ATM product sales and other revenues	11,807	(12.8)	13,546	39,443	5.6	37,335
Total revenues	401,950	22.4	328,334	1,144,634	19.8	955,542
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	251,136	28.3	195,737	729,547	25.7	580,520
Cost of ATM product sales and other revenues	8,920	(28.4)	12,453	34,671	2.4	33,873
Total cost of revenues	260,056	24.9	208,190	764,218	24.4	614,393
Operating expenses:
Selling, general, and administrative expenses	46,132	14.8	40,194	131,551	13.9	115,505
Redomicile-related expenses	22	(97.7)	951	782	(93.6)	12,201
Restructuring expenses	—	n/m	—	8,243	n/m	—
Acquisition and divestiture-related expenses	2,889	7.8	2,680	15,338	210.6	4,938
Goodwill and intangible asset impairment	194,521	n/m	—	194,521	n/m	—
Depreciation and accretion expense	29,807	27.9	23,308	88,683	28.4	69,085
Amortization of intangible assets	14,996	63.4	9,175	45,423	61.5	28,129
Loss (gain) on disposal and impairment of assets	22,307	n/m	469	26,170	n/m	(475)
Total operating expenses	310,674	n/m	76,777	510,711	n/m	229,383
(Loss) income from operations	(168,780)	n/m	43,367	(130,295)	n/m	111,766
Other expense:
Interest expense, net	9,743	128.2	4,269	25,760	94.8	13,227
Amortization of deferred financing costs and note discount	3,195	11.2	2,872	9,317	7.9	8,636
Other (income) expense	(2,095)	n/m	360	(1,730)	n/m	748
Total other expense	10,843	44.6	7,501	33,347	47.5	22,611
(Loss) income before income taxes	(179,623)	n/m	35,866	(163,642)	n/m	89,155
Income tax (benefit) expense	(4,053)	n/m	8,388	(2,335)	n/m	26,204
Effective tax rate	2.3%		23.4%	1.4%		29.4%
Net (loss) income	(175,570)	n/m	27,478	(161,307)	n/m	62,951
Net (loss) income attributable to noncontrolling interests	(9)	(25.0)	(12)	(3)	(95.8)	(71)
Net (loss) income attributable to controlling interests and available to common shareholders	$(175,561)	n/m%	$27,490	$(161,304)	n/m %	$63,022

Net (loss) income per common share — basic	$(3.84)		$0.61	$(3.54)		$1.39
Net (loss) income per common share — diluted	$(3.84)		$0.60	$(3.54)		$1.38

Weighted average shares outstanding — basic	45,662,543		45,252,869	45,597,558		45,175,604
Weighted average shares outstanding — diluted	45,662,543		45,850,061	45,597,558		45,765,235

Condensed Consolidated Balance Sheets

As of September 30, 2017 and December 31, 2016

(In thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,498	$73,534
Accounts and notes receivable, net	112,392	84,156
Inventory, net	16,387	12,527
Restricted cash	43,646	32,213
Prepaid expenses, deferred costs, and other current assets	100,450	67,107
Total current assets	334,373	269,537
Property and equipment, net	504,395	392,735
Intangible assets, net	220,233	121,230
Goodwill	771,152	533,075
Deferred tax asset, net	7,260	13,004
Prepaid expenses, deferred costs, and other noncurrent assets	51,868	35,115
Total assets	$1,889,281	$1,364,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$31,540	$28,237
Accounts payable and other accrued and current liabilities	375,320	285,583
Total current liabilities	406,860	313,820
Long-term liabilities:
Long-term debt	949,775	502,539
Asset retirement obligations	58,425	45,086
Deferred tax liability, net	43,287	27,625
Other long-term liabilities	71,761	18,691
Total liabilities	1,530,108	907,761
Shareholders’ equity	359,173	456,935
Total liabilities and shareholders’ equity	$1,889,281	$1,364,696

SELECTED STATEMENT OF OPERATIONS DETAIL:

(Unaudited)

Total revenues by segment:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
North America
ATM operating revenues	$249,964	11.9%	$223,285	$719,341	10.7%	$649,739
ATM product sales and other revenues	9,654	(20.5)	12,137	33,191	0.2	33,129
North America total revenues	259,618	10.3	235,422	752,532	10.2	682,868
Europe & Africa
ATM operating revenues	107,497	14.2	94,154	293,827	6.3	276,452
ATM product sales and other revenues	2,088	48.2	1,409	6,159	46.4	4,206
Europe & Africa total revenues	109,585	14.7	95,563	299,986	6.9	280,658
Australia & New Zealand
ATM operating revenues	35,368	n/m	—	99,752	n/m	—
ATM product sales and other revenues	65	n/m	—	224	n/m	—
Australia & New Zealand total revenues	35,433	n/m	—	99,976	n/m	—

Eliminations	(2,686)	1.3	(2,651)	(7,860)	(1.6)	(7,984)

Total ATM operating revenues	390,143	23.9	314,788	1,105,191	20.4	918,207
Total ATM product sales and other revenues	11,807	(12.8)	13,546	39,443	5.6	37,335
Total revenues	$401,950	22.4%	$328,334	$1,144,634	19.8%	$955,542

Breakout of ATM operating revenues:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Surcharge revenues	$185,395	46.6%	$126,504	$509,444	37.8%	$369,658
Interchange revenues	124,259	5.2	118,162	361,158	5.3	343,121
Bank-branding and surcharge-free network revenues	48,916	0.2	48,802	143,256	1.1	141,699
Managed services revenues	17,096	100.6	8,522	48,146	83.4	26,246
Other revenues	14,477	13.1	12,798	43,187	15.2	37,483
Total ATM operating revenues	$390,143	23.9%	$314,788	$1,105,191	20.4%	$918,207

Adjusted gross profit and margin by segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017	Gross Margin	2016	Gross Margin	2017	Gross Margin	2016	Gross Margin
	(In thousands, excluding percentages)
North America	$88,670	34.2%	$83,737	35.6%	$245,576	32.6%	$239,683	35.1%
Europe & Africa	44,396	40.5	36,656	38.4	111,097	37.0	102,102	36.4
Australia & New Zealand	10,526	29.7	—	n/m	27,576	27.6	—	n/m
Corporate & Eliminations	(1,698)	n/m	(249)	n/m	(3,833)	n/m	(636)	n/m
Adjusted Gross Profit (1)	$141,894	35.3%	$120,144	36.6%	$380,416	33.2%	$341,149	35.7%

(1)         As reported on the Company’s Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Breakout of cost of ATM operating

revenues (exclusive of depreciation,

accretion, and amortization of

intangible assets):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Merchant commissions	$130,859	39.0%	$94,136	$368,435	33.0%	$277,088
Vault cash rental	18,994	6.1	17,904	56,072	4.3	53,764
Other costs of cash	23,541	27.8	18,421	79,064	33.3	59,321
Repairs and maintenance	20,733	4.5	19,846	64,138	14.3	56,097
Communications	9,833	27.8	7,694	28,660	23.0	23,305
Transaction processing	5,684	42.7	3,982	17,022	45.2	11,727
Share-based compensation	197	(20.9)	249	336	(47.2)	636
Employee costs	20,463	23.8	16,525	59,271	17.0	50,666
Other expenses	20,832	22.7	16,980	56,549	18.0	47,916
Total cost of ATM operating revenues	$251,136	28.3%	$195,737	$729,547	25.7%	$580,520

Breakout of selling, general,

and administrative expenses:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Employee costs	$24,073	14.5%	$21,022	$71,347	16.5%	$61,234
Share-based compensation expense	3,955	(38.1)	6,393	9,635	(36.4)	15,144
Professional fees	8,108	76.6	4,592	19,858	38.4	14,353
Other expenses	9,996	22.1	8,187	30,711	24.0	24,774
Total selling, general, and administrative expenses	$46,132	14.8%	$40,194	$131,551	13.9%	$115,505

Depreciation and accretion expense

by segment:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
North America	$16,415	15.9%	$14,160	$50,973	22.9%	$41,480
Europe & Africa	11,476	25.4	9,148	32,093	16.3	27,605
Australia & New Zealand	1,916	n/m	—	5,617	n/m	—
Total depreciation and accretion expense	$29,807	27.9%	$23,308	$88,683	28.4%	$69,085

SELECTED BALANCE SHEET DETAIL:

(Unaudited, excluding December 31, 2016)

Long-term debt:

	September 30, 2017	December 31, 2016
	(In thousands)
Revolving credit facility	$157,630	$14,100
1.00% Convertible senior notes (1)	249,189	241,068
5.125% Senior notes (1)	247,869	247,371
5.50% Senior notes (1)	295,087	—
Total long-term debt	$949,775	$502,539

(1)         The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $38.3 million and $46.4 million as of September 30, 2017 and December 31, 2016, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $2.1 million and $2.6 million as of September 30, 2017 and December 31, 2016, respectively. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $4.9 million as of September 30, 2017.

Share count rollforward:

Total shares outstanding as of December 31, 2016	45,326,430
Shares issued — stock options exercised	12,200
Shares vested — restricted stock units	341,691
Total shares outstanding as of September 30, 2017	45,680,321

SELECTED CASH FLOW DETAIL:

(Unaudited)

Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands)
Net cash provided by operating activities	$79,706	$89,346	$164,284	$213,931
Net cash used in investing activities	(41,556)	(41,635)	(598,501)	(86,403)
Net cash (used in) provided by financing activities	(29,052)	(7,285)	427,284	(93,135)
Effect of exchange rate changes on cash	(777)	(557)	(5,103)	(1,169)
Net increase (decrease) in cash and cash equivalents	8,321	39,869	(12,036)	33,224
Cash and cash equivalents as of beginning of period	53,177	19,652	73,534	26,297
Cash and cash equivalents as of end of period	$61,498	$59,521	$61,498	$59,521

Key Operating Metrics — Including Acquisitions in All Periods Presented

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
Average number of transacting ATMs:
United States	45,092	4.3%	43,216	45,155	9.2%	41,366
United Kingdom and Ireland	21,688	31.1	16,540	21,498	33.1	16,151
Australia and New Zealand	8,717	n/m	—	8,848	n/m	—
Canada	6,197	239.6	1,825	6,152	233.3	1,846
South Africa	2,606	n/m	—	2,460	n/m	—
Germany, Poland, and Spain	1,627	31.0	1,242	1,526	29.7	1,177
Mexico	978	(26.4)	1,329	1,078	(21.1)	1,366
Total Company-owned	86,905	35.5	64,152	86,717	40.1	61,906
United States (1)	12,175	(18.7)	14,970	12,392	(24.0)	16,297
Canada	2,974	n/m	—	2,932	n/m	—
United Kingdom and Ireland	682	n/m	—	632	n/m	—
Australia and New Zealand	103	n/m	—	103	n/m	—
Total Merchant-owned	15,934	6.4	14,970	16,059	(1.5)	16,297
Average number of transacting ATMs — ATM operations	102,839	30.0	79,122	102,776	31.4	78,203

Managed Services and Processing:
United States	129,228	7.0	120,773	126,664	8.2	117,107
Canada	3,259	85.1	1,761	3,339	101.3	1,659
Australia and New Zealand	2,000	n/m	—	1,844	n/m	—
Average number of transacting ATMs — Managed services and processing	134,487	9.8	122,534	131,847	11.0	118,766

Total average number of transacting ATMs	237,326	17.7	201,656	234,623	19.1	196,969

Total transactions (in thousands):
ATM operations	388,736	8.1	359,731	1,141,144	12.4	1,014,803
Managed services and processing, net	281,054	57.0	179,072	788,928	49.7	526,949
Total transactions	669,790	24.3	538,803	1,930,072	25.2	1,541,752

Total cash withdrawal transactions (in thousands):
ATM operations	247,903	10.1	225,178	730,313	15.3	633,461

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	804	(15.3)	949	790	(12.2)	900

ATM operating revenues (2)	$1,180	(6.2)	$1,258	$1,116	(9.6)	$1,235
Cost of ATM operating revenues (2) (3)	774	(1.3)	784	749	(4.5)	784
ATM adjusted operating gross profit (2) (3)	$406	(14.3)%	$474	$367	(18.6)%	$451

ATM adjusted operating gross profit margin (2) (3)	34.4%		37.7%	32.9%		36.5%

(1)         Certain ATMs previously reported in this category are now included in the United States: Managed services and processing or United States: Company-owned categories.

(2)         ATM operating revenues and Cost of ATM operating revenues relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

(3)         Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Key Operating Metrics — Excluding Acquisitions in All Periods Presented

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	% Change	2016	2017	% Change	2016
Average number of transacting ATMs:
United States	45,092	4.3%	43,216	42,775	3.4%	41,366
United Kingdom and Ireland	16,819	1.7	16,540	16,571	2.6	16,151
Canada	1,899	4.1	1,825	1,837	(0.5)	1,846
Germany, Poland, and Spain	1,627	31.0	1,242	1,526	29.7	1,177
Mexico	486	(63.4)	1,329	635	(53.5)	1,366
Total Company-owned	65,923	2.8	64,152	63,344	2.3	61,906
United States (1)	12,175	(18.7)	14,970	12,392	(24.0)	16,297
Total Merchant-owned	12,175	(18.7)	14,970	12,392	(24.0)	16,297
Average number of transacting ATMs — ATM operations	78,098	(1.3)	79,122	75,736	(3.2)	78,203

Managed Services and Processing:
United States	129,228	7.0	120,773	126,664	8.2	117,107
Canada	1,943	10.3	1,761	1,984	19.6	1,659
Average number of transacting ATMs — Managed services and processing	131,171	7.0	122,534	128,648	8.3	118,766

Total average number of transacting ATMs	209,269	3.8	201,656	204,384	3.8	196,969

Total transactions (in thousands):
ATM operations	345,825	(3.9)	359,731	1,004,241	(1.0)	1,014,803
Managed services and processing, net	185,276	3.5	179,072	515,362	(2.2)	526,949
Total transactions	531,101	(1.4)	538,803	1,519,603	(1.4)	1,541,752

Total cash withdrawal transactions (in thousands):
ATM operations	212,957	(5.4)	225,178	621,164	(1.9)	633,461

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	909	(4.2)	949	911	1.2	900

ATM operating revenues (2)	$1,243	(1.2)	$1,258	$1,230	(0.4)	$1,235
Cost of ATM operating revenues (2) (3)	798	1.8	784	806	2.8	784
ATM adjusted operating gross profit (2) (3)	$445	(6.1)%	$474	$424	(6.0)%	$451

ATM adjusted operating gross profit margin (2) (3)	35.8%		37.7%	34.5%		36.5%

(1)         Certain ATMs previously reported in this category are now included in the United States: Managed services and processing or United States: Company-owned categories.

(2)         ATM operating revenues and Cost of ATM operating revenues relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

(3)         Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Key Operating Metrics — Ending Machine Count

As of September 30, 2017 and 2016

(Unaudited)

	September 30, 2017	September 30, 2016
Ending number of transacting ATMs:
United States	44,738	44,688
United Kingdom and Ireland	21,748	16,665
Australia and New Zealand	8,636	—
Canada	6,235	1,835
South Africa	2,767	—
Germany, Poland, and Spain	1,653	1,279
Mexico	989	1,267
Total Company-owned	86,766	65,734
United States	12,083	13,961
Canada	2,962	—
United Kingdom and Ireland	613	—
Australia and New Zealand	103	—
Total Merchant-owned	15,761	13,961
Ending number of transacting ATMs — ATM operations	102,527	79,695

United States	130,215	121,791
Canada	3,255	1,832
Australia and New Zealand	2,002	—
Ending number of transacting ATMs — Managed services and processing	135,472	123,623

Total ending number of transacting ATMs	237,999	203,318

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands, excluding share and per share amounts)
Net (loss) income attributable to controlling interests and available to common shareholders	$(175,561)	$27,490	$(161,304)	$63,022
Adjustments:
Interest expense, net	9,743	4,269	25,760	13,227
Amortization of deferred financing costs and note discount	3,195	2,872	9,317	8,636
Income tax (benefit) expense	(4,053)	8,388	(2,335)	26,204
Depreciation and accretion expense	29,807	23,308	88,683	69,085
Amortization of intangible assets	14,996	9,175	45,423	28,129
EBITDA	$(121,873)	$75,502	$5,544	$208,303

Add back:
Loss (gain) on disposal and impairment of assets	22,307	469	26,170	(475)
Other (income) expense (1)	(2,095)	360	(1,730)	748
Noncontrolling interests (2)	(9)	(15)	(19)	(50)
Share-based compensation expense	4,151	6,642	9,971	15,780
Redomicile-related expenses (3)	22	951	782	12,201
Restructuring expenses (4)	—	—	8,243	—
Acquisition and divestiture-related expenses (5)	2,889	2,680	15,338	4,938
Goodwill and intangible asset impairment (6)	194,521	—	194,521	—
Adjusted EBITDA	$99,913	$86,589	$258,820	$241,445
Less:
Interest expense, net	9,743	4,269	25,760	13,227
Depreciation and accretion expense (7)	29,805	23,301	88,677	69,063
Adjusted pre-tax income	$60,365	$59,019	$144,383	$159,155
Income tax expense (8)	16,178	14,271	39,595	46,314
Adjusted Net Income	$44,187	$44,748	$104,788	$112,841

Adjusted Net Income per share — basic	$0.97	$0.99	$2.30	$2.50
Adjusted Net Income per share — diluted	$0.96	$0.98	$2.27	$2.47

Weighted average shares outstanding — basic	45,662,543	45,252,869	45,597,558	45,175,604
Weighted average shares outstanding — diluted (9)	46,197,178	45,850,061	46,238,070	45,765,235

(1)         Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition-related contingent consideration payable, and other non-operating costs.

(2)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3)         Expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(4)         Restructuring expenses primarily related to employee severance costs associated with a corporate reorganization and broad initiative to reduce costs implemented in the first quarter of 2017.

(5)         Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs.

(6)         Goodwill and intangible asset impairments related to the Company’s Australia & New Zealand segment.

(7)         Amounts exclude a portion of the expenses incurred by one of the Company’s Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(8)         For the three and nine months ended September 30, 2017, calculated using an effective tax rate of approximately 26.8% and 27.4%, respectively, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income. For the three months ended September 30, 2016, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.2%. For the nine months ended September 30, 2016, the Company used 24.2% for the quarter ended September 30, 2016, and for the six months ended June 30, 2016, the Company’s previously estimated long-term cross jurisdictional tax rate of 32%. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(9)         Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

Europe & Africa revenue:

	Three Months Ended
	September 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$107,497	$(231)	$107,266	$94,154	14.2%	13.9%
ATM product sales and other revenues	2,088	(2)	2,086	1,409	48.2	48.0
Total revenues	$109,585	$(233)	$109,352	$95,563	14.7%	14.4%

	Nine Months Ended
	September 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$293,827	$22,190	$316,017	$276,452	6.3%	14.3%
ATM product sales and other revenues	6,159	380	6,539	4,206	46.4	55.5
Total revenues	$299,986	$22,570	$322,556	$280,658	6.9%	14.9%

Consolidated revenue:

	Three Months Ended
	September 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$390,143	$(623)	$389,520	$314,788	23.9%	23.7%
ATM product sales and other revenues	11,807	(6)	11,801	13,546	(12.8)	(12.9)
Total revenues	$401,950	$(629)	$401,321	$328,334	22.4%	22.2%

	Nine Months Ended
	September 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$1,105,191	$22,022	$1,127,213	$918,207	20.4%	22.8%
ATM product sales and other revenues	39,443	355	39,798	37,335	5.6	6.6
Total revenues	$1,144,634	$22,377	$1,167,011	$955,542	19.8%	22.1%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands, excluding percentages)
Total revenues	$401,950	$328,334	$1,144,634	$955,542
Total cost of revenues (1)	260,056	208,190	764,218	614,393
Total depreciation, accretion, and amortization of intangible assets excluded from Total cost of revenues	37,176	27,108	111,911	82,419
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	$104,718	$93,036	$268,505	$258,730
Gross profit % (inclusive of depreciation, accretion, and amortization of intangible assets)	26.1%	28.3%	23.5%	27.1%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	$37,176	$27,108	$111,911	$82,419
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$141,894	$120,144	$380,416	$341,149
Adjusted Gross Profit % (exclusive of depreciation, accretion, and amortization of intangible assets)	35.3%	36.6%	33.2%	35.7%

(1)         The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended
	September 30,
	2017			2016	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
	(In thousands)
Adjusted EBITDA	$99,913	$(91)	$99,822	$86,589	15.4%	15.3%

Adjusted Net Income	$44,187	$(14)	$44,173	$44,748	(1.3)%	(1.3)%

Adjusted Net Income per share — diluted (2)	$0.96	$—	$0.96	$0.98	(2.0)%	(2.0)%

	Nine Months Ended
	September 30,
	2017			2016	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
	(In thousands)
Adjusted EBITDA	$258,820	$6,311	$265,131	$241,445	7.2%	9.8%

Adjusted Net Income	$104,788	$2,860	$107,648	$112,841	(7.1)%	(4.6)%

Adjusted Net Income per share — diluted (2)	$2.27	$0.06	$2.33	$2.47	(8.1)%	(5.7)%

(1)         As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,197,178 and 45,850,061 for the three months ended September 30, 2017 and 2016, respectively, and 46,238,070 and 45,765,235 for the nine months ended September 30, 2017 and 2016, respectively. Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

Reconciliation of Free Cash Flow

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands)
Net cash provided by operating activities	$79,706	$89,346	$164,284	$213,931
Payments for capital expenditures:
Net cash used in investing activities, excluding acquisitions and divestitures	(41,556)	(36,479)	(111,424)	(76,050)
Free cash flow	$38,150	$52,867	$52,860	$137,881

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2017

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2017 (1)
Net Income	$(155.9)	$(150.0)
Adjustments:
Interest expense, net	35.0	34.0
Amortization of deferred financing costs and note discount	13.0	13.0
Income tax expense	(0.4)	1.7
Depreciation and accretion expense	115.0	117.0
Goodwill and intangible impairment	194.5	194.5
Amortization expense	60.0	60.0
EBITDA	$261.2	$270.2

Add Back:
Loss on disposal and impairment of assets	27.0	27.0
Share-based compensation expense	15.0	15.0
Acquisition-related expenses	16.0	17.0
Redomicile-related expenses	0.8	0.8
Restructuring expenses	10.0	10.0
Adjusted EBITDA	$330.0	$340.0
Less:
Interest expense, net	35.0	34.0
Depreciation and accretion expense	115.5	115.5
Income tax expense (2)	48.8	51.8
Adjusted Net Income	$130.7	$138.7

Adjusted Net Income per share — diluted	$2.83	$3.00

Weighted average shares outstanding — diluted	46.25	46.25

(1)         See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)         Calculated using the Company’s estimated non-GAAP tax rate of approximately 27.2%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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